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                                                                     Exhibit 4.4

                      SECOND AMENDMENT TO CREDIT AGREEMENT
                                       AND
                           CONSENT, RELEASE AND WAIVER

      This SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT, RELEASE AND WAIVER (this "Amendment") is entered into as of June 1, 1998 among GERBER CHILDRENSWEAR, INC., a Delaware corporation and AUBURN HOSIERY MILLS, INC., a Kentucky corporation (collectively the "Borrowers"); GCIH, INC., a Delaware corporation (the "Parent") and the Subsidiaries of the Parent (other than the Borrowers) and the Borrowers as Guarantors, the Lenders party hereto and NATIONSBANK, N.A., as Administrative Agent for the Lenders (the "Administrative Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement (as defined below).

                                    RECITALS

      WHEREAS, the Borrowers, the Guarantors, the Lenders and the Administrative Agent entered into that certain Credit Agreement, dated as of December 17, 1997 (as amended by that certain First Amendment (the "First Amendment") to Credit Agreement and Consent, Release and Waiver, dated as of April 3, 1998, the "Credit Agreement").

      WHEREAS, the proposed initial public offering described in the First Amendment is no longer a complete and accurate description of the initial public offering that the Credit Parties anticipate occurring.

      WHEREAS, instead of the offering described in the First Amendment, the Credit Parties wish to effectuate an initial public offering of the Common Stock to be accomplished as follows:

      a. Gerber Childrenswear, Inc. will be merged with and into GCIH, Inc. with GCIH, Inc. being the surviving entity (the "Merger");

      b. Immediately following the Merger, the certificate of incorporation of GCIH, Inc. will be amended and restated to provide for (i) the reclassification of its authorized common stock into two classes of common stock (the "Common Stock" and the "Class B Common Stock"), each with different voting rights and
(ii) the change of GCIH, Inc.'s corporate name to Gerber Childrenswear, Inc. (the "Surviving Company");

      c. The outstanding shares of common stock and preferred stock of the Surviving Company held by CVC, members of the management of the Surviving Company and CMP will be converted into shares of Common Stock or Class B Common Stock of the Surviving Company or exchanged for cash; and

      d. The Surviving Company will offer to sell shares of its Common Stock pursuant to an initial public offering governed by the Securities Exchange Act of 1933, as amended.
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      WHEREAS, the Administrative Agent and the Lenders have agreed to (a)
consent to the Offering, Reorganization and Merger, (b) release their lien on shares of Gerber Childrenswear, Inc. in connection with the Offering, Reorganization and Merger and (c) amend and waive certain terms of the Credit Agreement, in each case, on the terms, and subject to the conditions, set forth below.

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

1. Amendments to Credit Agreement.

      (a) Existing DefinitioThe following definitions set forth in Section 1.1 of the Credit Agreement are amended and restated in their entirety to read as follows:

            "Offering" means the initial public offering of the shares of common stock of the Surviving Company as set forth in Amendment No. 1 to Form S-1 filed with the Securities and Exchange Commission on April 27, 1998 and Amendment No. 2 to Form S-1 filed with the Securities and Exchange Commission on May 19, 1998 (as such terms may be amended).

            "Reorganization" means, in connection with the Offering (a) the merger of Gerber Childrenswear, Inc. with and into GCIH, Inc. with GCIH, Inc. being the surviving entity, (b) the change of the corporate name of GCIH, Inc. to Gerber Childrenswear, Inc., (c) the exchange of all of the outstanding shares of all classes of common stock and warrants to purchase common stock of GCIH, Inc. for shares of Common Stock, Class B Common Stock or warrants of the Surviving Company and (d) the conversion of all of the outstanding shares of Preferred Stock into either Common Stock or the right to receive cash.

      (b) New Definitions. The following new definitions are added to Section
1.1 of the Credit Agreement in the appropriate alphabetical order:

            "Class B Common Stock" means Class B common stock of the Surviving Company to be issued pursuant to the Reorganization.

            "Common Stock" means common stock of the Surviving Company offered for sale to the public pursuant to the Offering.

            "Merger" means the merger of Gerber Childrenswear, Inc. with and into GCIH, Inc. with GCIH, Inc. being the surviving entity and the immediate change of name of GCIH, Inc. to Gerber Childrenswear, Inc.
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            "Surviving Company" means Gerber Childrenswear, Inc., a Delaware corporation, f/k/a GCIH, Inc.

2. Consent. Notwithstanding anything in the Credit Documents to the contrary, subject to the conditions set forth below, the Lenders hereby consent to the Offering, the Merger and the Reorganization (including any amendments to articles of incorporation, bylaws or formation documents and any intercompany transactions in the ordinary course, in each case consistent with the terms of the Offering, Merger and the Reorganization):

            (a) the Offering, the Merger and Reorganization occur prior to July 31, 1998.

            (b) the Merger and Reorganization occur on terms identical to those described herein and in Amendment No. 1 to Form S-1 filed with the Securities and Exchange Commission on April 27, 1998 and Amendment No. 2 to Form S-1 filed with the Securities and Exchange Commission on May 19, 1998.

            (c) Net Cash Proceeds from the Offering are greater than or equal to $37,500,000.

            (d) Simultaneously with the consummation of the Offering, the Merger and the Reorganization, the Surviving Company provides to the Administrative Agent:

                        (i) a duly executed Assumption Agreement in the form
            attached hereto as Exhibit A;

                        (ii) certified copies of all amendments and articles of
            merger filed by any Credit Party in connection with the Merger and Reorganization, in form and substance reasonably satisfactory to the Administrative Agent;

                        (iii) an opinion of counsel to the Credit Parties in
            substantially the form attached hereto as Exhibit B;

                        (iv) an updated Schedule 6.15 to the Credit Agreement;

                        (v) an updated Schedule 2(a) to the Pledge Agreement,
            together with any new stock certificates and executed stock powers as the Administrative Agent may reasonably request;

                        (vi) evidence satisfactory to the Administrative Agent
            that the Merger and Reorganization does not create a breach of, or default under, any


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            contract, agreement or instrument to which a Credit Party is a party, including, without limitation, any Material License
            Agreement;

                        (vii) such amendments, modifications or assumptions to
            any Mortgage Documents as the Administrative Agent may reasonably request in order to provide for the Lenders' continued first-priority perfected security interest in any real estate pledged by any Credit Party, together with opinions with respect thereto;

                        (viii) such Uniform Commercial Code filings that the
            Administrative Agent may reasonably request in order to provide for its continued first-priority perfected security interest in any Collateral, together with opinions with respect thereto;

                        (ix) evidence satisfactory to the Administrative Agent
            that the Preferred Stock has all been converted into Common Stock or the right to receive cash and that all of the Subordinated Debt has been paid in full; and

                        (x) such other information, documents, filings or
            opinions as the Administration Agent may reasonably request in connection with the Offering, the Merger and the Reorganization.

3. References to the Parent, Gerber Childrenswear, Inc., the Subordinated Debt and the Preferred Stock.

            (a) As a part of the Reorganization, the Merger and the Offering, GCIH, Inc.'s name will be changed to Gerber Childrenswear, Inc. and all references to the "Parent" or the "Parent and its Subsidiaries" appearing in the Credit Agreement and the other Credit Documents shall be replaced with references to Gerber Childrenswear, Inc. and Gerber Childrenswear, Inc. and its Subsidiaries, respectively, except that references to the "Parent" set forth in (i) the definitions of "Domestic Subsidiary", "Foreign Subsidiary" and "Guarantor" in Section 1.1 of the Credit Agreement, (ii) Section 8.4 of the Credit Agreement and (iii) Section 11.6 shall be disregarded.

            (b) Subsequent to the Reorganization, the Merger and the Offering, all references in the Credit Agreement to Gerber Childrenswear, Inc. shall mean a reference to the Surviving Company and all references to the Borrowers shall mean a reference to Auburn Hosiery Mills, Inc. and the Surviving Company.


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            (c) Subsequent to the Reorganization, the Merger and the Offering,
      (i) the Preferred Stock will no longer exist and (ii) the Subordinated Debt will have been satisfied in full, and all references to the "Preferred Stock", the "Intercreditor Agreement", the "Junior Subordinated Note", the "Senior Subordinated Credit Agreement" and the "Subordinated Debt" appearing in the Credit Agreement and the other Credit Documents shall be disregarded.

4. Waiver. Subject to the conditions set forth in Section 2 above, the Lenders hereby agree to waive any Event of Default caused by the Offering, Reorganization or Merger as a result of a violation of Section 8.4 or Section 9.1(j) of the Credit Agreement. This is a one time waiver and shall not be construed to be a waiver of any other Event of Default that may exist or an agreement to waive any Event of Default that may occur in the future.

5. Release of Gerber Childrenswear, Inc. Common Stock. The Administrative Agent and the Lenders agree that in connection with the Offering, the Merger and the Reorganization, they will release their lien on the 10 shares of common stock of Gerber Childrenswear, Inc. pledged by GCIH, Inc. pursuant to the Pledge Agreement. The Lenders authorize the Administrative Agent to take such action as appropriate in order to effectuate such release, including, without limitation, the return of stock certificates.

6. Conditions Precedent. The effectiveness of this Amendment is subject to receipt by the Administrative Agent of the following:

            (a) copies of this Amendment duly executed by the Credit Parties and the Lenders;

            (b) certified copies of resolutions or authorization of each Credit Party approving and adopting this Amendment, the transactions contemplated herein and authorizing execution and delivery hereof;

            (c) an opinion or opinions from counsel to the Credit Parties, in form and substance satisfactory to the Administrative Agent, addressed to the Administrative Agent on behalf of the Lenders and dated as of the date hereof; and

            (d) the payment of expenses, including without limitation reasonable attorneys fees, incurred in connection with the preparation of the Amendment.

7. Ratification of Credit Agreement. The term "Credit Agreement" as used in each of the Credit Documents shall hereafter mean the Credit Agreement as amended and modified by this Amendment. Except as herein specifically agreed, the Credit Agreement, as amended by the First


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Amendment and this Amendment, is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

8. Authority/Enforceability. Each of the Credit Parties, the Administrative Agent and the Lenders represents and warrants as follows:

            (a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

            (b) This Amendment has been duly executed and delivered by such Person and constitutes such Person's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

            (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

9. No Default. The Credit Parties represent and warrant to the Lenders that (a) the representations and warranties of the Credit Parties set forth in Section 6 of the Credit Agreement (as amended by this Amendment) are true and correct as of the date hereof and (b) no event has occurred and is continuing which constitutes a Default or an Event of Default.

10. Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.

11. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

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      IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered and this Amendment shall be effective as of the date first above written.

BORROWERS:

                                         GERBER CHILDRENSWEAR, INC., a Delaware
                                         corporation


                                         By: /s/ Richard Solar
                                             -----------------------------------
                                             Name: Richard Solar
                                             Title: Senior Vice President


                                         AUBURN HOSIERY MILLS, INC.,
                                         a Kentucky corporation


                                         By: /s/ Richard Solar
                                             -----------------------------------
                                             Name: Richard Solar
                                             Title: Senior Vice President

                              [Signatures continue]


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GUARANTORS:
                                         GCIH, INC.,
                                         a Delaware corporation


                                         By: /s/ Richard Solar
                                             -----------------------------------
                                         Name: Richard Solar
                                         Title: Senior Vice President


                                         COSTURA DOMINICANA, INC.,
                                         a Delaware corporation


                                         By: /s/ Richard Solar
                                             -----------------------------------
                                         Title: Senior Vice President


                                         AUBURN HOLDINGS, INC.,
                                         a Delaware corporation


                                         By: /s/ Richard Solar
                                             -----------------------------------
                                         Title: Senior Vice President


                                         GCI IP SUB, INC.,
                                         a Delaware corporation


                                         By: /s/ Richard Solar
                                             -----------------------------------
                                         Name: Richard Solar
                                         Title: Senior Vice President
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Signature Page to Second Amendment to Credit Agreement and Consent, Release and
Waiver

LENDERS:

                                   NATIONSBANK, N.A., acting in its capacity as Administrative Agent and Collateral Agent and individually as a Lender


                                   By: /s/ David H. Dinkins
                                       -----------------------------------------
                                   Name: David H. Dinkins
                                   Title: Vice President


                                   NATIONSBANK OF TENNESSEE, N.A., solely in its capacity as an Issuing Lender in connection with certain Existing Letters of Credit


                                   By: /s/ David H. Dinkins
                                       -----------------------------------------
                                   Name: David H. Dinkins
                                   Title: Vice President
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Signature Page to Second Amendment to Credit Agreement and Consent, Release and
Waiver

                                   BANK OF AMERICA, FSB


                                   By:
                                   Name:
                                   Title:
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Signature Page to Second Amendment to Credit Agreement, Consent and Release and
Waiver

                                   THE CHASE MANHATTAN BANK


                                   By:
                                   Name:
                                   Title:
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Signature Page to Second Amendment to Credit Agreement, Consent and Release and
Waiver

                                   FLEET BANK, N.A.


                                   By:
                                   Name:
                                   Title:
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Signature Page to Second Amendment to Credit Agreement, Consent and Release and
Waiver

                                   SUNTRUST BANK, ATLANTA


                                   By:
                                   Name:
                                   Title:


                                   By:
                                   Name:
                                   Title:
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Signature Page to Second Amendment to Credit Agreement, Consent and Release and
Waiver

                                   WACHOVIA BANK, N.A.


                                   By:
                                   Name:
                                   Title:
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Signature Page to Second Amendment to Credit Agreement, Consent and Release and
Waiver

                                   BANK BOSTON, N.A.


                                   By:
                                   Name:
                                   Title: